UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2021

CAPSTONE GREEN ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-15957	95-4180883
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

16640 Stagg Street,
Van Nuys, California	91406
(Address of principal executive offices)	(Zip Code)

(818) 734-5300

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $.001 per share	CGRN	NASDAQ Capital Market
Series B Junior Participating Preferred Stock Purchase Rights

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Amendment of 2017 Equity Incentive Plan

As reported in Item 5.07 below, at the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of the Company held on August 27, 2021, the Company’s stockholders approved an amendment (the “Amendment”) to the Company’s 2017 Equity Incentive Plan (the “Plan”) to increase the number of shares available thereunder by 500,000 shares. The Company’s Board of Directors previously approved the Amendment, subject to such stockholder approval.

A summary of the material terms of the Amendment and the Plan is set forth in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on July 13, 2021. That summary and the above description of the Amendment do not purport to be complete and are qualified in their entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.03.Amendments to the Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 26, 2021, the Board of the Company determined that it was in the best interests of the Company and its stockholders to amend, and approved and adopted an amendment to, Section 9 of Article VII of its Fifth Amended and Restated Bylaws (the “Bylaws”), to provide that, unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for resolution of any claim arising under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder (such amendment of the Bylaws, the “Bylaw Amendment”). The Bylaw Amendment, which became effectively immediately, further provides that any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Company shall be deemed to have notice and consented to Section 9 of Article VII. The Board approved the Bylaw Amendment in part to reduce any potential expenses that the Company may incur in connection with actions arising under the Securities Act if the Company was required to defend any such potential actions or proceedings in multiple jurisdictions and in parallel proceedings in federal and state courts simultaneously.

The foregoing description of the Bylaw Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Bylaw Amendment, a copy of which is filed herewith as Exhibit 3.1 hereto and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders

As described in Item 5.02 above, the Company held its Annual Meeting via webcast on August 27, 2021. According to the inspector of elections, the stockholders present in person or by proxy represented 15,126,044 shares of common stock (entitled to one vote per share), representing a majority of the outstanding shares of common stock. At the Annual Meeting, the stockholders voted on the following four proposals and cast their votes as follows:

Proposal 1: Election of Directors.

Director	Votes For	Votes Withheld	Broker Non-Votes
Paul DeWeese	3,635,685	651,023	5,610,102
Robert C. Flexon	3,735,171	551,537	5,610,102
Darren R. Jamison	3,346,610	940,098	5,610,102
Yon Y. Jorden	3,646,649	640,059	5,610,102
Robert F. Powelson	3,645,280	641,428	5,610,102
Denise Wilson	3,648,454	638,254	5,610,102
Ping Fu	3,681,811	604,897	5,610,102

Each of the individuals listed above was elected as a director of the Company to serve until the next annual meeting or until his or her successor is elected and qualified.

Proposal 2: Approval of an amendment to increase the number of shares available under the Capstone Green Energy Corporation 2017 Equity Incentive Plan by 500,000.

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
3,019,539	1,252,134	15,035	5,610,102

The stockholders voted to approve the amendment to the Capstone Turbine Corporation 2017 Equity Incentive Plan.

Proposal 3: Advisory vote on the compensation of the Company’s named executive officers.

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
3,103,827	1,130,701	52,180	5,610,102

The stockholders voted to approve, on a non-binding advisory vote, the compensation of the Company’s named executive officers.

Proposal 4: Ratification of the selection of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2022.

Votes For	Votes Against	Votes Abstain
9,159,506	487,268	250,036

The stockholders voted to ratify the selection of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2022.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

3.1	First Amendment to Fifth Amended and Restated Bylaws of Capstone Green Energy Corporation
10.1	Amendment No. 4 to Capstone Green Energy Corporation 2017 Equity Incentive Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPSTONE TURBINE CORPORATION

Date: August 30, 2021	By:	/s/ Frederick S. Hencken III
Name: Frederick S. Hencken III
Title: Chief Financial Officer (Principal Financial Officer)